                                                                     Ex - 3(ii)








                              AMENDED AND RESTATED
                                     BYLAWS

                                       OF

                             BELCO OIL & GAS CORP.







                              A Nevada Corporation








                      Date of Adoption:  January 12, 1996
                      Date of Amendment: February 5, 1996

                              TABLE OF CONTENTS




ARTICLE 1  IDENTIFICATION................................................ 1
        Section 1.01.  Name.............................................. 1
        Section 1.02.  Registered Office and Resident Agent ............. 1
        Section 1.03.  Other Offices..................................... 1
        Section 1.04.  Seal.............................................. 1
        Section 1.05.  Fiscal Year....................................... 1

ARTICLE 2  CAPITAL STOCK................................................. 1
        Section 2.01.  Consideration for Shares.......................... 1
        Section 2.02.  Certificates Representing Shares.................. 1
        Section 2.03.  Transfer of Stock................................. 2
        Section 2.04.  Regulations....................................... 2

ARTICLE 3  THE SHAREHOLDERS ............................................. 2
        Section 3.01.  Place of Shareholder Meetings..................... 2
        Section 3.02.  Annual Shareholder Meeting........................ 2
        Section 3.03.  Special Shareholder Meetings...................... 2
        Section 3.04.  Business at Annual Meetings....................... 2
        Section 3.05.  Notice of Shareholder Meetings.................... 3
        Section 3.06.  Shareholder Quorum ............................... 3
        Section 3.07.  Adjourned Shareholder Meetings.................... 4
        Section 3.08.  Entry of Notice................................... 4
        Section 3.09.  Voting............................................ 4
        Section 3.10.  Consent of Absentees.............................. 4
        Section 3.11.  Action Without Meeting ........................... 5
        Section 3.12.  Proxies........................................... 5
        Section 3.13.  Definition of "Shareholder"....................... 5

ARTICLE 4  THE BOARD OF DIRECTORS ....................................... 5
        Section 4.01.  Number; Term; Election............................ 5
        Section 4.02.  Nominations....................................... 5
        Section 4.03.  Vacancies......................................... 7
        Section 4.04.  Annual Meeting.................................... 7
        Section 4.05.  Regular Meetings ................................. 8
        Section 4.06.  Other Meetings.................................... 8
        Section 4.07.  Notice of Adjourned Meetings...................... 8
        Section 4.08.  Entry of Notice................................... 8
        Section 4.09.  Waiver of Notice.................................. 8
        Section 4.10.  Quorum............................................ 8
        Section 4.11.  Participation in Meetings by Telephone............ 9

        Section 4.12.  Adjournment....................................... 9
        Section 4.13.  Action Without Meeting............................ 9
        Section 4.14.  Fees and Compensation............................. 9
        Section 4.15.  Limitation of Liability........................... 9
        Section 4.16.  Indemnification; Advancement of Expenses.......... 9
        Section 4.17.  Indemnification of Employees and Agents...........10
        Section 4.18.  Insurance.........................................10
        Section 4.19.  Powers of Directors...............................10
        Section 4.20.  Committees........................................10
        Section 4.21.  Presumption of Assent.............................11

ARTICLE 5  THE OFFICERS..................................................11
        Section 5.01.  Officers..........................................11
        Section 5.02.  Election..........................................11
        Section 5.03.  Subordinate Officers..............................11
        Section 5.04.  Removal and Resignation...........................11
        Section 5.05.  Vacancies.........................................12
        Section 5.06.  Chairman of the Board.............................12
        Section 5.07.  Chief Executive Officer ..........................12
        Section 5.08.  President.........................................12
        Section 5.09.  Vice Presidents...................................12
        Section 5.10.  Secretary.........................................13
        Section 5.11.  Assistant Secretaries.............................13
        Section 5.12.  Treasurer.........................................13
        Section 5.13.  Assistant Treasurers..............................13
        Section 5.14.  Corporate Bank Accounts...........................13
        Section 5.15.  Action with Respect to Securities of
                        Other Corporations...............................14
        Section 5.16.  Transfers of Authority............................14

ARTICLE 6  MISCELLANEOUS.................................................14
        Section 6.01.  Record Date and Closing Stock Books...............14
        Section 6.02.  Stock List........................................14
        Section 6.03.  Checks, Drafts, etc. .............................15
        Section 6.04.  Contracts, etc., How Executed.....................15
        Section 6.05.  Lost, Stolen, Destroyed or Mutilated
                        Certificates.....................................15
        Section 6.06.  Facsimile Signatures..............................15
        Section 6.07.  Reliance upon Books, Reports and Records..........15
        Section 6.08.  Inspection of Bylaws..............................16

ARTICLE 7  AMENDMENTS....................................................16
        Section 7.01.  Power of Shareholders.............................16
        Section 7.02.  Power of Directors................................16

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                             BELCO OIL & GAS CORP.
                              A NEVADA CORPORATION
                          (EFFECTIVE FEBRUARY 5, 1996)

                                   ARTICLE 1
                                 IDENTIFICATION

         Section 1.01.  Name.  The name of the Corporation is Belco Oil & Gas
Corp.

         Section 1.02. Registered Office and Resident Agent. The address of the registered office of the Corporation is Suite 1600, One East First Street, Reno, Nevada. The name of the resident agent at such address is The Corporation Trust Company of Nevada.

         Section 1.03. Other Offices. The principal business office of the Corporation shall be established by the Board of Directors and branch or subordinate offices may be established by the Board of Directors.

         Section 1.04. Seal. The seal of the Corporation will be circular in form and mounted upon a metal die, suitable for impressing the same upon paper. The use of the seal is not necessary on any corporate document and its use or nonuse shall not in any way affect the legality of the document.

         Section 1.05. Fiscal Year. The fiscal year of the Corporation will be determined by resolution of the Board of Directors.

                                   ARTICLE 2
                                 CAPITAL STOCK

         Section 2.01. Consideration for Shares. The capital stock may be issued for such consideration as shall be fixed from time to time by the Board of Directors. Treasury shares may be disposed of by the Corporation for such consideration as may be fixed from time to time by the Board of Directors.


         Section 2.02 Certificates Representing Shares. Each holder of the capital stock of the Corporation is entitled to a certificate in such form as may be required by applicable law signed by the Chairman of the board, chief Executive Officer, president or a Vice President, and the Secretary (or an Assistant Secretary) or the Treasurer (or an Assistant Treasurer), certifying the number of shares owned by the shareholder in the Corporation.

         In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any certificate or certificates shall cease to be an officer or officers of the Corporation, whether because of death, resignation or otherwise, before the certificate or certificates shall have been delivered by the Corporation, the certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be an officer or officers of the Corporation.

         Section 2.03. Transfer of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept in an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation.

         Section 2.04. Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                                   ARTICLE 3
                                THE SHAREHOLDERS

         Section 3.01. Place of Shareholder Meetings. Meetings of the shareholders of the Corporation shall be held at the principal executive offices of the Corporation, or at such other place as may be designated by the Board of Directors.

         Section 3.02. Annual Shareholder Meeting. The annual meeting of the shareholders shall be held on such date and at such time as the Board of Directors shall fix for the purposes of electing directors and transacting such other business as may properly be brought before the meeting.

         Section 3.03. Special Shareholder Meetings. Subject to any restrictions or limitations expressed in the Articles of Incorporation, special meetings of the shareholders for any proper purpose or purposes may be called at any time by the Chairman of the Board (if any), the President, a majority of the Board of Directors or a majority of the Executive Committee of the Board of Directors (if any) and shall be called by the Chairman of the Board (if any) or President upon the written request of the holder or holders of 20% or more of the issued and outstanding capital stock of the Corporation entitled to vote at the proposed special meeting; special meetings of the shareholders may not be called by any other person or persons. Only business within the proper purpose or purposes described in the notice (or waiver thereof) required by these Bylaws may be conducted at a special meeting of the shareholders.

         Section 3.04. Business at Annual Meetings. Except as otherwise provided by law (including but not limited to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, or any successor provision thereto) or in these Bylaws, the business that shall be conducted at any annual meeting of the shareholders shall (a) have been specified in the written notice of the meeting (or any supplement thereto) given by the Corporation, (b) be brought before the meeting at the direction of the Board of Directors or the presiding officer of the meeting, or (c) have been specified in a written notice given to the Secretary of the Corporation by or on behalf of any shareholder who shall have been a shareholder of record on the record date for such meeting and who shall continue to be entitled to vote thereat (the "Shareholders Notice"), in accordance with all of the following requirements:

                 (1) Each Shareholder Notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting.

                 (2) Each such Shareholder Notice must set forth each of the following:

                          (a) the name and address of the shareholder who intends to bring the business before the meeting;

                          (b) the general nature of the business which he or she seeks to bring before the meeting; and

                          (c) a representation that the shareholder is a holder of record of the stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring the business specified in the notice before the meeting.

         The presiding officer of the meeting may, in his or her sole discretion, refuse to acknowledge any business proposed by a shareholder not made in compliance with the foregoing procedure.

         Section 3.05. Notice of Shareholder Meetings. Written notice stating the place, day and hour of a shareholders' meeting must be delivered not less than ten (10) days, nor more than sixty (60) days before the date of the meeting, either personally, or by mail, or by other means of written communication, charges prepaid, by or at the direction of the Chairman of the Board, Chief Executive Officer, President, Secretary, or the officer or persons calling the meeting, to each registered shareholder entitled to vote at the meeting. If mailed, the notice shall be considered to be delivered when deposited in the United States mail addressed to the shareholder at the shareholder's address as it appears on the stock transfer books of the Corporation, with postage prepaid. If a shareholder gives no address, notice shall be deemed to have been given to the shareholder if sent by mail or other written communication addressed to the place where the Corporation's registered office is located, or if published at least once in some newspaper of general circulation in the county in which the Corporation's registered office is
located.   Waiver by a shareholder in writing of notice of a meeting is equivalent to giving notice. Attendance by a shareholder, without objection to the notice, whether in person or by proxy, at a meeting is a waiver of notice of the meeting.

         Section 3.06. Shareholder Quorum. A majority of the shares entitled to vote, represented in person or by proxy, is a quorum at a shareholders' meeting, unless or except to the extent that the presence of a larger number may be required by law. Where separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. The shareholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 3.07. Adjourned Shareholder Meetings. Any shareholders' meeting, whether annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy, but in the absence of a quorum no other business may be transacted at any shareholders' meeting.

         When any shareholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. As to any adjournment of less than thirty
(30) days, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted, other than by announcement at the meeting at which the adjournment is taken.

         Section 3.08. Entry of Notice. An entry in the minutes of any meeting of shareholders, whether annual or special, to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of the meeting was given to all shareholders as required by law and these Bylaws.

         Section 3.09. Voting. Except as otherwise provided by law, only persons in whose names shares entitled to vote stand on the stock registry of the Corporation on the day prior to any shareholders' meeting, or, if a record date for voting purposes is fixed as provided in Article 6, Section 6.01, of these Bylaws, then on that record date, shall be entitled to vote at the meeting. Voting shall be by ballots, each of which shall state the shareholder's name or proxy voting and such other information as may be required under the procedure established for the meeting. The Corporation may, and to the extent required by law shall, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting and make written report thereof. Each vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

         Except as otherwise provided by law or by an express provision in the Articles of Incorporation, or of any Directors' Resolution for a series of Preferred Stock, each full share is entitled to one vote and, when a quorum is present at the commencement of any shareholders' meeting, the vote of the holders of a majority of the shares entitled to vote present, in person or by proxy, shall decide any question brought before the shareholders' meeting. Fractional shares shall not be entitled to any voting rights whatsoever.

         Section 3.10. Consent of Absentees. The transactions of any shareholders' meeting, either annual or special and however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present either in person or by proxy and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting, or an approval of the minutes thereof, all such waivers, consents or approvals shall be filed with the Secretary or be made a part of the minutes of the meeting.

         Section 3.11. Action Without Meeting. Subject to any restrictions or limitations expressed in the Articles of Incorporation, any action which, under applicable provisions of law, may be taken or ratified at a meeting of the shareholders, may be taken or ratified without a meeting if authorized in writing by shareholders holding the requisite voting power. In no instance where action is taken by written consent need a meeting of the shareholders be called or noticed. The Board of Directors may fix a record date to determine the shareholders entitled to sign the written consent. If no record date has been fixed by the Board of Directors, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Nevada Private Corporation Law, shall be the earliest date that a shareholder signed the written consent. All written consents shall be filed with the minutes of the proceeding of the shareholders.

         Section 3.12. Proxies. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by the person or by the person's duly authorized agent and filed with the Secretary of the Corporation; provided, that no proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless the person executing it specified therein the length of time for which the proxy is to continue in force, which in no event shall exceed seven (7) years from the date of its execution.

         Section 3.13. Definition of "Shareholder". As used in these Bylaws, the term "shareholder", and any term of like import, shall include all persons entitled to vote the shares held by a shareholder, unless the context in which the term is used indicates that a different meaning is intended.

                                   ARTICLE 4
                             THE BOARD OF DIRECTORS

         Section 4.01. Number; Term; Election. The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exists any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) but the number shall be not less than one (1) nor more than ten (10).

         In the case of any vacancy on the Board of Directors, including a vacancy created by an increase in the number of directors, the vacancy shall be filled by election of the Board of Directors with the director so elected to serve for the remainder of the term of the director being replaced or, in the case of an additional director, until the next annual meeting of the shareholders. All directors shall continue in office until the election and qualification of their respective successors in office. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Election of directors need not be by written ballot unless the Bylaws so provide.

         Section 4.02. Nominations. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the board of directors at the annual meeting shall be made by the Board of Directors or, at the direction of the Board of Directors, may be made by any Nominating Committee or person appointed by the Board of Directors; nominations may also be made by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this
Section 4.02. Such nomination, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive office of the Corporation (i), with respect to an election to be held at an annual meeting of the shareholders of the Corporation, not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders of the Corporation and (ii), with respect to an election to be held at a special meeting of shareholders of the Corporation, not later than the than the earlier of (a) the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs, or (b) two (2) days prior to the date of the meeting.

         Such shareholder's notice to the Secretary shall set forth

                 (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, each of the following:

                          (i) the name, age, business address and residence address of the person;

                          (ii) the principal occupation or employment of the person;

                          (iii) the class and number of shares of capital stock of the Corporation that are beneficially owned by the person;

                          (iv)  a statement as to the person's citizenship; and

                          (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; and

                 (b) as to the shareholder giving the notice, each of the following:

                          (i) the name and record address of the shareholder giving the notice;

                          (ii)  the name and record address of the shareholder;
                 and

                          (iii) the class, series and number of shares of capital stock of the Corporation that are beneficially owned by the shareholder.

         The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

         In connection with any annual meeting, the Chairman of the Board or the Chief Executive Officer or such officer presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure and that the defective nomination shall be disregarded.

         Section 4.03. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors was present, or by a sole remaining Director. A Director elected to fill a vacancy shall be elected for the unexpired term of the Director's predecessor in office.

         A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any Director, or if the authorized number of Directors be increased, or if the shareholders fail at any annual or special meeting of shareholders at which any Director or Directors are elected to elect the full authorized number of Directors to be voted for at that meeting, or if a vacancy is declared by the Board of Directors for any reason permitted by law.

         The shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Board of Directors. If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board of Directors shall have power to elect a successor to take office when the resignation is to become effective.

         No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of the Director's term of office.

         Section 4.04. Annual Meeting. Immediately after the annual meeting of the shareholders, at the same place as the meeting of the shareholders or such other place as may be provided in a notice thereof, the Board of Directors shall meet each year for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for this annual meeting shall be necessary unless the meeting is to be held at a place other than the place of the meeting of the shareholders, in which case notice of the place of the meeting shall be given as provided in
Section 4.06.

         Section 4.05. Regular Meetings. Regular meetings of the Board of Directors shall be held at the times and places within or without the State of Nevada as may be designated from time to time by resolution of the Board of Directors or by written consent of all members of the Board of Directors. No notice of any kind to members of the Board of Directors for these regular meetings shall be necessary unless the meeting is to be held at a place other than the principal executive office of the Corporation, in which case notice of the place of the meeting shall be given as provided in Section 4.06.

         Section 4.06. Other Meetings. Other meetings of the Board of Directors for any purpose or purposes may be held at any time upon call by the Chairman of the Board, Chief Executive Officer, President or, if any of the above listed officers is absent or unable or refuses to act, by any Vice President or by any two (2) Directors. The other meetings may be held at any place within or without the State of Nevada as may be designated from time to time by resolution of the Board of Directors or by written consent of all Directors.

         Written notice of the time and place of other meetings shall be given personally to each Director or sent to each Director by mail (postage prepaid), facsimile or other form of written communication at least twenty-four (24) hours prior to the time of the holding of the meeting.

         Section 4.07. Notice of Adjourned Meetings. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned.

         Section 4.08. Entry of Notice. An entry in the minutes of any special meeting of the Board of Directors to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of the special meeting was given to all Directors as required by law and by these Bylaws.

         Section 4.09. Waiver of Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         Section 4.10. Quorum. A majority of the Directors then in office shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number or different vote be required by the Articles of Incorporation, these Bylaws or applicable law.

         Section 4.11. Participation in Meetings by Telephone. Members of the Board of Directors, or of any committee thereof, may participate in any meeting of the Board of Directors or committee by means of telephone conference or similar communications by which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

         Section 4.12. Adjournment. A quorum of the Directors may adjourn any Directors' meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the Directors present at any Directors' meeting either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors.

         Section 4.13. Action Without Meeting. Any action required or permitted to be taken by the Board of Directors under the Articles of Incorporation, these Bylaws, or under applicable law, may be taken without a meeting if all members of the Board of Directors shall individually or collectively consent, in writing, before or after the action, to the action. Any action by written consent shall have the same force and effect as a unanimous vote of all Directors. All written consents must be filed with the Secretary.

         Section 4.14. Fees and Compensation. Directors shall not receive any stated salary for their services as Directors or as members of committees, but, by resolution of the Board of Directors, a fee or other compensation, with or without expenses of attendance, may be allowed to Directors for the Director's services. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation therefor.

         Section 4.15. Limitation of Liability. To the fullest extent permitted by law, a director shall have no personal liability to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of this Section 4.15 shall not adversely affect any right or protection of a director of the Corporation for or with respect to any acts or omissions of such director occurring prior to
such amendment or repeal.   In the event that the Nevada Private Corporation
Law is amended, after the filing of the Articles of Incorporation, to authorize corporate action further eliminating or limiting the personal liability of an officer or director, then the liability of an officer or director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Private Corporation Law, as so amended.

         Section 4.16. Indemnification; Advancement of Expenses. The Corporation shall indemnify the officers and directors of the Corporation to the fullest extent permitted by the Nevada Private Corporation Law as the same exists or may hereafter be amended.

         The Corporation shall pay the expenses incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it should be ultimately determined that he/she is not entitled to be indemnified by the Corporation as authorized by the Nevada Private Corporation Law.

         All rights to indemnification and to the advancement of expenses granted herein shall be deemed to arise out of a contract between the Corporation and each person who is entitled to indemnification from the Corporation and this right may be evidenced by a separate contract between the Corporation and each indemnified person; and such rights shall be effective in respect of all actions commenced after the date of the commencement of the corporate existence of the Corporation, whether arising from acts or omissions occurring before or after such date.

         Any amendment, modification or repeal of any of the provisions in this
Section 4.16 shall not adversely affect any right or protection of an officer or director of the Corporation for or with respect to any act or omission of such director occurring prior to such amendment or repeal.

         Section 4.17. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent permitted by the provisions of Section 4.16 of these Bylaws, the Articles of Incorporation and the Nevada Private Corporations Law.

         Section 4.18. Insurance. The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is entitled to be indemnified against any liability asserted or expense incurred by such person in connection with any action, whether or not the Corporation would have the power to indemnify such person against such liability or expense by law or under the Articles of Incorporation or these Bylaws. Such other financial arrangements may include, without limitation, the creation of a trust fund, the establishment of a program of self-insurance, the grant of a security interest or other lien on any assets of the Corporation, or the establishment of a letter or credit, guaranty or surety, all to the extent not prohibited by applicable law. The Corporation's indemnity of any person who is entitled to indemnification shall be reduced by any amounts such person may collect with respect to such liability (i) under any policy of insurance purchased and maintained on his or her behalf by the Corporation or (ii) from any other entity or enterprise served by such person.

         Section 4.19. Powers of Directors. The Board of Directors may, except as otherwise provided or required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

         Section 4.20. Committees. The Board of Directors, by resolution passed by a majority of the Directors then in office, may from time to time designate committees of the Board of Directors, including, without limitation, Executive, Nomination, Audit and Compensation Committees with such lawfully delegable powers and duties as the Board of Directors may confer, to serve at the pleasure of the Board of Directors and shall elect one or more directors to serve on such committees. Except as otherwise provided in these Bylaws or by resolution of the Board of Directors, each committee may fix its own rules of procedure and shall hold its meetings as provided by such rules.

         Section 4.21. Presumption of Assent. A director of the Corporation who is present at the meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right of dissent shall not apply to a director who voted in favor of such action.

                                   ARTICLE 5
                                  THE OFFICERS

         Section 5.01. Officers. The officers of the Corporation shall be a president, treasurer and secretary. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more vice presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), one or more assistant treasurers, one or more assistance secretaries, and such other officers as may be designated from time to time by the Board of Directors. Any number of offices may be held by the same person.

         Section 5.02. Election. The officers of the Corporation, except those officers as may be appointed in accordance with the provisions of Section
5.03 or Section 5.05 of this Article, shall be elected annually by the Board of Directors, and each shall hold office until the officer shall resign or shall be removed or otherwise disqualified to serve, or the officer's successor shall be elected and qualified; provided that officers may be elected at any time by the Board of Directors, or, as permitted by Section 5.03 of this Article, appointed by the Chairman of the Board, for the purpose of initially filling an office or filling a newly created or vacant office.

         Section 5.03. Subordinate Officers. The Board of Directors may elect, and may empower the Chairman of the Board or Chief Executive Officer to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for the term, have the authority and perform the duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

         Section 5.04. Removal and Resignation. Any officer may, subject to any contractual arrangements between the officer and the Corporation, be removed, either with or without cause, by a majority of the Directors in office at the time, at any regular or special meeting of the Board of Directors, or, unless otherwise specified by the Board of Directors, by the Chairman of the Board or any other officer upon whom a general or special power of removal may be conferred by the Board of Directors.

         Any officer may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board, President or Secretary of the Corporation. Any resignation shall take effect at the date of the receipt of the notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

         Section 5.05. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

         Section 5.06. Chairman of the Board. The Chairman of the Board, if there be such officer, shall, if present, preside at all meetings of the Board of Directors and shareholders and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Directors or prescribed by these Bylaws. If there is not a Chief Executive Officer, the Chairman of the Board shall, in addition, be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in
Section 5.07 of Article 5 of these Bylaws.

         Section 5.07. Chief Executive Officer. The President shall be the chief executive officer of the Corporation unless the Board of Directors designates the Chairman of the Board or other officer as the chief executive officer. Subject to the control of the Board of Directors, the chief executive officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; he may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation; and he shall have such other powers and duties as designated in accordance with these Bylaws and as may be assigned to him from time to time by the Board of Directors.

         Section 5.08. President. Unless otherwise determined by the Board of Directors, the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and he shall, in the absence of the Chairman of the Board or if there be no Chairman of the Board, preside at all meetings of the shareholders and (if a director) of the Board of Directors; and the President shall have such other powers and duties as designated in accordance with these Bylaws and as may be assigned to him from time to time by the Board of Directors.

         Section 5.09. Vice Presidents. Each Vice President shall perform such duties and have such powers as the Board of Directors may from time to time prescribe. In addition, in the absence of the Chairman of the Board (if any) or President, or in the event of their inability or refusal to act, a Vice President designated by the Board of Directors or, in the absence of such designation, the Vice President who is present and who is senior in terms of title (if two or more Vice Presidents are of equal title, then, among them, the one who is senior in terms of time as a Vice President of the Corporation), shall perform the duties of the Chairman of the Board (if any) or the President, as the case may be, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board (if any) or the President, as the case may be; provided, however, that such Vice President shall not preside at meetings of the Board of Directors unless he is a director.

         Section 5.10. Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors, committees of directors and of the shareholders in books provided for such purpose; he shall attend to the giving and serving of all notices; he may in the name of the Corporation affix the seal of the Corporation to all contracts of the Corporation and attest thereto; he may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection by any Director upon application at the office of the Corporation during business hours; he shall have such other powers and duties as designated in accordance with these Bylaws and as may be prescribed from time to time by the Board of Directors; and he shall in general perform all acts incident to the office of Secretary, subject to the control of the Chief Executive Officer and the Board of Directors.

         Section 5.11.  Assistant Secretaries.    Each Assistant Secretary (if
any) shall have the usual powers and duties pertaining to his office, together with such other powers and duties as designated in accordance with these Bylaws and as may be prescribed from time to time by the chief executive officer, the Board of Directors or the Secretary. The Assistant Secretaries shall exercise the powers of the Secretary during the Secretary's absence or inability or refusal to act.

         Section 5.12. Treasurer. The Treasurer shall have responsibility for the custody and control of all the funds and securities of the Corporation, and he shall have such other powers and duties as designated in accordance with these Bylaws and as may be prescribed from time to time by the Board of Directors. He shall perform all acts incident to the position of Treasurer, subject to the control of the chief executive officer and the Board of Directors; the Treasurer shall, if required by the Board of Directors, give such bond for the faithful discharge of his duties in such form as the Board of Directors may require.

         Section 5.13. Assistant Treasurers. Each Assistant Treasurer (if any) shall have the usual powers and duties pertaining to his office, together with such other powers and duties as designated in accordance with these Bylaws and as may be prescribed from time to time by the Treasurer, the chief executive officer or the Board of Directors. The Assistant Treasurers shall exercise the powers of the Treasurer during the Treasurer's absence or inability or refusal to act.

         Section 5.14. Corporate Bank Accounts. Bank accounts in the name of the Corporation may be opened without the approval of the Board of Directors if opened with the consent of both the Chief Executive Officer and the Treasurer. The Treasurer shall inform the Board of Directors of any bank account opened by the Chief Executive Officer and the Treasurer pursuant to the authority granted in this section at the next meeting of the Board of Directors.

         Section 5.15. Action with Respect to Securities of Other Corporations. Unless otherwise determined by the Board of Directors, the Chairman of the Board, President and Chief Executive Officer shall each have the power to vote and to otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of any other corporation, or with respect to any action of security holders thereof, in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

         Section 5.16. Transfers of Authority. In case of the absence of any officer of the Corporation, or for any reason that the Board of Directors may consider sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any Director or employee of the Corporation, provided a majority of the Board of Directors concurs.

                                   ARTICLE 6
                                 MISCELLANEOUS

         Section 6.01. Record Date and Closing Stock Books. The Board of Directors may fix a time in the future, as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders, or entitled to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion or exchange of shares. The record date so fixed shall not be more than sixty
(60) days prior to the date of the meeting or event for the purposes of which it is fixed. When a record date is so fixed, only shareholders of record on that date shall be entitled to notice of and to vote at the meeting, or to receive the dividend, distribution or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of the sixty (60) day period.

         Section 6.02. Stock List. The officer or agent having charge of the share transfer records of the Corporation shall prepare and make, at least ten
(10) days prior to each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order for each class of stock, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the course of the meeting. The original share transfer records shall be prima facie evidence as to the identity of those shareholders entitled to examine such voting list or transfer records or to vote at any meeting of shareholders. Failure to comply with the requirements of this Section 6.02 shall not affect the validity of any action taken at such meeting.

         Section 6.03. Checks, Drafts, etc. All checks, drafts, bonds, bills of exchange, or other orders for payment of money, notes, or other evidences of indebtedness issued in the name of or payable to the Corporation shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

         Section 6.04. Contracts, etc., How Executed. The Board of Directors, except otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument or document in the name of and on behalf of the Corporation, and the authority may be general or confined to specific instances. Unless otherwise specifically determined by the Board of Directors or otherwise required by law, formal contracts, promissory notes and other evidences of indebtedness, deeds of trust, mortgages and corporate instruments or documents requiring the corporate seal, and certificates for shares of stock owned by the Corporation shall be executed, signed or endorsed by the President (or any Vice President) and by the Secretary (or any Assistant Secretary) or the Treasurer (or any Assistant Treasurer). The

Board of Directors may, however, authorize any one (1) of these officers to sign any of such instruments, for and on behalf of the Corporation, without necessity of countersignature; may designate officers or employees of the Corporation, other than those named above, who may, in the name of the Corporation, sign such instruments; and may authorize the use of facsimile signatures for any of such persons. No officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit to render it liable for any purpose or to any amount except as specifically authorized in these Bylaws or by the Board of Directors in accordance with these Bylaws.

         Section 6.05. Lost, Stolen, Destroyed or Mutilated Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of a certificate or certificates theretofore issued by the Corporation and alleged to have been lost, stolen, mutilated or destroyed upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares to be lost, stolen, mutilated or destroyed; and may, in its discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the issuance of a new certificate in the place of the one so lost, stolen, mutilated or destroyed.

         Section 6.06. Facsimile Signatures. In addition to the provisions for the use of facsimile signatures specifically authorized elsewhere in these bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

         Section 6.07. Reliance upon Books, Reports and Records. A member of the Board of Directors, or a member of any committee thereof, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.


         Section 6.08. Inspection of Bylaws. The Corporation shall keep in its registered office for the transaction of business the original or a copy of the Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

                                   ARTICLE 7
                                   AMENDMENTS

         Section 7.01. Power of Shareholders. New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written assent of shareholders entitled to exercise a majority of the voting power of the Corporation, unless a greater number is required by law, by the Articles of Incorporation or by these Bylaws.

         Section 7.02. Power of Directors. Subject to the right of shareholders as provided in Section 7.01 of this Article 7 to adopt, amend or repeal these Bylaws, these Bylaws may be adopted, amended, or repealed by the Board of Directors.